Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2006, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-132922) and related Prospectus of Helix Energy Solutions Group, Inc. for the registration of 13,539,138 shares of its common stock.

/s/ ERNST & YOUNG LLP
Houston, Texas
May 19, 2006